                                                                     EXHIBIT 5.1

                                 [Letterhead of
                            MORRIS, MANNING & MARTIN
                        A Limited Liability Partnership

                                Attorneys At Law
                         1600 Atlanta Financial Center
                           3343 Peachtree Road, N.E.
                          Atlanta, Georgia  30326-1044
                             Telephone 404-233-7000
                             Facsimile 404-365-9532

                                    Member,
                           Commercial Law Affiliates
                             With Independent Firms
                         In Principal Cities Worldwide]


                                 April 2, 1998



Manhattan Associates, Inc.
2300 Windy Ridge Parkway
Suite 700
Atlanta, Georgia  30339

     Re:  Registration Statement on Form S-1:  Registration No. 333-47095
          ---------------------------------------------------------------

Ladies and Gentlemen:

     We have served as counsel for Manhattan Associates, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (No. 333-47095) (the "Registration Statement"), of a proposed public offering of 3,000,000 shares (the "Shares") of the Company's authorized common stock, $.01 par value (the "Common Stock"), all of which are to be sold by the Company. In addition, certain selling stockholders (the "Selling Stockholders") have granted to the underwriters an option to purchase 450,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").

     We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the outstanding shares of Common Stock and the Shares and the Over-Allotment Shares to be sold by the Company and the Selling Stockholders, respectively, as we have deemed necessary and advisable.

     Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that:
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Morris, Manning & Martin
April 2, 1998
Page 2

          1. The 3,000,000 Shares to be issued and sold by the Company will be, upon issuance, sale and delivery as contemplated in the Registration Statement, legally and validly issued, fully paid and nonassessable.

          2. The Over-Allotment Shares to be sold by the Selling Stockholders, upon the exercise of the over-allotment option by the Underwriters, will be legally and validly issued, fully paid and nonassessable.

     We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.


                                    Respectfully,

                                    MORRIS, MANNING & MARTIN, L.L.P.


                                    /s/ Morris, Manning & Martin, L.L.P.